Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44360) of E. I. du Pont de Nemours and Company of our report dated June 25, 2004 relating to the financial statements of the DuPont Specialty Grains, LLC Retirement and Savings Plan, which appears in this Form 11-K.

PricewaterhouseCoopers LLP

Philadelphia, PA

June 25, 2004